PRICING SUPPLEMENT NO. 36                                         Rule 424(b)(3)
DATED: September 23, 2002                                     File No. 333-76894
(To Prospectus dated January 25, 2002,
and Prospectus Supplement dated January 25, 2002)

                                 $10,006,693,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $25,000,000    Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 9/24/2002   Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date: 9/24/2003         CUSIP#: 073928XS7

Option to Extend Maturity:       No   [x]
                                 Yes  [ ]   Final Maturity Date:

                                               Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)             Price(s)
   -------------          --------             -------             --------

        N/A                 N/A                  N/A                 N/A

Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                    Maximum Interest Rate: N/A

[ ] Commercial Paper Rate               Minimum Interest Rate: N/A

[ ] Federal Funds Effective Rate

[ ] Federal Funds Open Rate             Interest Reset Date(s): Daily

[ ] Treasury Rate                       Interest Reset Period: Daily

[ ] LIBOR Reuters                       Interest Payment Date(s): *

[ ] LIBOR Telerate

[x] Prime Rate +

[ ] CMT Rate

Initial Interest Rate: 1.85%             Interest Payment Period: Quarterly

Index Maturity:  N/A

Spread (plus or minus): -2.90%

+     Prime Rate as reported on Telerate Page 5 under the heading "Bank
      Rates/Prime."

*     On the 24th of December, March, June and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.